NETSTREIT CORP. PROVIDES UPDATE ON FOURTH QUARTER AND FULL YEAR 2020 BUSINESS ACTIVITIES
- INTRODUCES EXTERNAL GROWTH TARGET FOR 2021 -

Dallas, TX, January 5, 2020 – NETSTREIT Corp. (the “Company”), a nationwide owner of high-quality, single-tenant net lease properties, today provided an update on the Company’s fourth quarter and full year 2020 business activities.

Fourth Quarter and Full Year 2020 Business Update
Operating Activity:
•Collected 100.0% of rent payments for the months of October, November and December 2020
•Maintained portfolio occupancy of 100.0% as of December 31, 2020
Portfolio Construction:
Fourth Quarter 2020 Portfolio Activity:
•For the fourth quarter, the Company completed $81 million of acquisitions at an initial cash capitalization rate of 6.8%. Acquisitions completed during the quarter had a weighted-average remaining lease term of 8.8 years, with 68.7% of the properties occupied by investment grade rated tenants and 11.9% occupied by tenants with investment grade profiles (unrated tenants with more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x)
•For the fourth quarter, the Company completed 12 dispositions for a total aggregate contractual sales price of $37 million, which equates to a 6.6% cash capitalization rate on occupied properties
Full Year 2020 Portfolio Activity:
•For the full year 2020, the Company completed $409 million of acquisitions, of which 71.9% were occupied by investment grade rated tenants and 12.0% were occupied by tenants with investment grade profiles
•For the full year 2020, the Company completed $50 million of dispositions
Year End Portfolio Position:
•As of December 31, 2020, the NETSTREIT portfolio was comprised of 203 properties, contributing $41.8 million of annualized base rent, with a weighted-average remaining lease term of 10.5 years, of which 70.0% were occupied by investment grade rated tenants and 7.4% were occupied by tenants with investment grade profiles
•As a result of NETSTREIT’s investment and asset management activities, the Company’s tenant diversification and tenant risk profile was enhanced throughout 2020. The Company’s ABR exposure to its largest tenant (7-Eleven, Baa1/AA- rated) was 8.9% as of December 31, 2020, as compared to 11.8% for its largest tenant (CVS Health, Baa2/BBB rated) as of December 31, 2019.

•The Company’s exposure to the casual dining sector was reduced from 4.5% to 2.2% over the same time period
•The Company continues to have no exposure to any theater, health club or early childhood education tenants.
Balance Sheet:
•Ended the year with no outstanding balance on the Company’s revolving line of credit and a cash balance, including funds in 1031 exchange accounts, of $93 million
•Completed a LIBOR swap to hedge floating rate exposure on the entire balance of the Company’s $175 million outstanding term loan through its December 2024 maturity
“After a landmark year in which we completed our 144A private offering, created a public company platform, and closed our initial public offering, we are very pleased with all we have accomplished at NETSTREIT in 2020. Our portfolio operations, including collections, remain extremely strong and reflect the portfolio quality and defensive asset characteristics that are at the core of our strategy. Further, our performance in 2020 on both acquisitions and dispositions provides us with a significantly larger, more resilient and diversified asset base to support outsized growth as we begin 2021,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. “We are very proud of our entire team and could not have achieved our success in 2020 without their hard work. We believe we enter the new year very well positioned to further build on our accomplishments.”
2021 Outlook
The Company is introducing the following external growth targets for full year 2021:
•The Company expects net acquisition activity, inclusive of dispositions, to total $320 million
•The Company expects to continue to review its portfolio and complete opportunistic dispositions to further improve portfolio diversification and mitigate risk

About NETSTREIT
NETSTREIT is a Real Estate Investment Trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT aims to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our prospectus dated August 13, 2020, relating to our initial public offering, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2020 and other reports filed with the SEC from time to time. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from the novel coronavirus (COVID-19). We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

Investor Relations
ir@netstreit.com
972-597-4825

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